UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 OR 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): September 28, 2007

MEDIA SCIENCES INTERNATIONAL, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	1-16053	87-0475073
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8 Allerman Road, Oakland, New Jersey 07436

(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (201) 677-9311

Not applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.313e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

On September 28, 2007, our subsidiary, Media Sciences, Inc. entered into a fourth amendment to its loan agreements with PNC Bank, originally entered on December 16, 2004, as amended on March 28, 2005, June 28, 2005, and January 23, 2006. Pursuant to the amendment, the expiration date for the credit facility has been extended to February 29, 2008. Under the amended loan documents, the applicable definition of the term “EBITDA to Fixed Charge” means: (a) for the fiscal quarters ending September 30, 2007, December 31, 2007, and March 31, 2008 (i) EBITDA divided by (ii) cash taxes paid plus Current Maturities plus interest expense; and (b) for the fiscal quarter ending June 30, 2008 and thereafter (i) EBITDA minus Unfunded Capital Expenditures divided by (ii) cash taxes paid plus Current Maturities plus interest expense.

Item 9.01  Financial Statements and Exhibits

(d)	Exhibits

Exhibit	Description

10.1	Fourth Amendment to Loan Documents

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MEDIA SCIENCES INTERNATIONAL, INC.

Date: October 3, 2007	By: /s/ Kevan D. Bloomgren
Kevan D. Bloomgren
Chief Financial Officer